AMENDMENT NO. 1

This AMENDMENT NO. 1 (this “Amendment’) is made as of February 27, 2017 among Guggenheim Taxable Municipal Managed Duration Trust (f/k/a Guggenheim Build America Bonds Managed Duration Trust, as borrower (the “Borrower”), Societe Generale, New York Branch as lender (the “Lender”) and Societe Generale, as agent (the “Agent”).
The Borrower has requested that the Lender and the Agent amend certain provisions of the Credit Agreement dated as of February 27, 2015 entered into among the Borrower, the Lender and the Agent (the “Credit Agreement”), and the Lender and the Agent are willing to do so on the terms and conditions set forth herein. In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
1. INTERPRETATION. Unless otherwise specifically defined herein, capitalized terms used herein and not defined herein have the meanings set forth in the Credit Agreement.
Each reference to “hereof’, “hereunder’, “herein” and “hereby”
 and each other similar reference and each reference to “this Agreement” a d each other similar reference contained in the Credit Agreement or the Schedule shall refer to the Credit Agreement as mended hereby.
2. AMENDED AND RESTATED DEFINITIONS. From and after the date hereof, the following terms, as used in the Credit Agreement, shall have the following meanings:
“Commitment Fee Rate” means, (a) as of any day upon which the Total Outstandings equals or exceeds 75% of the Commitment, 0.00% and (b) as of any other day 0.25%,
“Eligible Security” means any U.S. Build America bonds, government bond, corporate bond, mortgage bond, U.S. taxable municipal bond or U.S. taxable municipal certificate issued in a Qualified Currency, in each case as determined by the Agent in its sole discretion; provided that any corporate bond, government bond or municipal bond shall meet the criteria set forth on Appendix II; provided further that no restricted or controlled securities that are not freely saleable under the rules of the applicable market shall be Eligible Collateral.
“Maturity Date” means the earliest to occur of (i) March 15, 2018, or if such day is not a Business Day, the next preceding Business Day, (ii) the date on which the Facility is terminated pursuant Section 2(h), and (iii) the date on which the Lender’s commitment to make Loans otherwise terminates pursuant to Section 7 and Agent declares all Loans to be immediately due and payable.
3. OTHER AMENDMENTS. From and after the date hereof:
(a) The definition of “Eligible Collateral” shall be amended by deleting “and” after clause (H), replacing “.” after clause “(I)” with “; and” and adding new clause (J) after clause (I) as follows “(J) to the extent the Market Value of Eligible Collateral attributable to corporate bonds exceeds 30% of the Market Value of all Eligible Collateral, such excess shall not constitute Eligible Collateral.”
(b) Clause (iii) of Appendix II shall be amended and restated as follows: “(iii) is not a private issuance (other than an issuance of a corporate bond pursuant to Rule 144A of the Securities Act of 1933, as amended);”
(c) Appendix II shall be amended by deleting “and” after (xi), replacing “.” after clause (xii) with “; and” and adding new clause (xiii) after clause (xii) as follows: “(xiii) is rated by any of the following rating agencies: Fitch, Moody’s, or S&P,”
4. REPRESENTATIONS AND WARRANTIES, The Borrower hereby represents and warrants to the Lender and the Agent that (a) the representations and warranties contained in the Credit Agreement and the other Transaction Documents are true and correct in all material respects on the date hereof as if made on and as of the date hereof and (b) no Default or Event of Default will have occurred and be continuing before or after giving effect hereto.
5. EFFECTIVENESS. This Amendment shall become effective upon the receipt by the Agent of evidence satisfactory to the Agent that this Amendment has been executed and delivered by each of the parties hereto, in form and substance satisfactory to the Agent.
6. NO OTHER AMENDMENT. Except as expressly provided herein, this Amendment shall not operate as an amendment or waiver of any right, power or privilege of the Lender or the Agent under the Credit Agreement or of any other term or condition of the Credit Agreement and the other Transaction Documents, each of which shall remain in full force and effect in accordance with their respective terms, without any waiver, amendment or modification of any provision thereof.
7. COUNTERPARTS. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.
8. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE PROVIDED THAT THE LENDER AND THE AGENT SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first set forth above.

 GUGGENHEIM TAXABLE MUNICIPAL MANAGED DURATION TRUST, as Borrower

By:	/s/ John L. Sullivan
Name:	John L. Sullivan
Title:	CFO

SOCIETE GENERALE, NEW YORK BRANCH, as Lender

By:	/s/ Julien Gimbrere
Name:	Julien Gimbrere
Title:	Authorized Signatory

SOCIETE GENERALE, as Agent

By:	/s/ Julien Gimbrere
Name:	Julien Gimbrere
Title:	Authorized Signatory

3